Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS FIRST QUARTER RESULTS

Richmond, Va., April 19, 2017 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $19.1 million and earnings per share of $0.44 for its first quarter ended March 31, 2017. The quarterly results represent an increase of $2.2 million, or 12.8%, in net income and an increase of $0.06, or 15.8%, in earnings per share compared to the first quarter of 2016.

“I am pleased with Union’s start to the year as we delivered strong first quarter financial results,” said John C. Asbury, president and chief executive officer of Union Bankshares Corporation. “During the quarter, loans grew by 3.9% from the prior quarter, or 16% on an annualized basis, and deposits grew by 3.7% from the prior quarter, or 15% on an annualized basis, as we continued to generate sustainable, profitable growth for our shareholders.  I’m also pleased to note that we made solid progress during the quarter in each of our four 2017 key focus areas of diversifying our loan portfolio and income streams, growing core deposits to fund loan growth, improving efficiency, and finalizing our readiness to cross the $10 billion asset threshold. Going forward, we remain committed to achieving top tier financial performance and providing our shareholders with above average returns on their investment.”

Select highlights for the first quarter of 2017 include:

•
Net income for the community bank segment was $19.1 million, or $0.44 per share, for the first quarter of 2017, compared to $20.4 million, or $0.47 per share, for the fourth quarter of 2016 and $16.9 million, or $0.38 per share, for the first quarter of 2016.

•	The mortgage segment reported net income of $4,000 for the first quarter of 2017, compared to $382,000 in the fourth quarter of 2016 and $54,000 for the first quarter of 2016.

•
Return on Average Assets (“ROA”) was 0.92% for the quarter ended March 31, 2017 compared to ROA of 0.99% for the prior quarter and 0.88% for the first quarter of 2016. Return on Average Tangible Common Equity (“ROTCE”) was 11.20% for the quarter ended March 31, 2017 compared to ROTCE of 12.05% for the prior quarter and 10.13% for the first quarter of 2016.

•
Loans held for investment grew $247.0 million, or 15.7% (annualized), from December 31, 2016 and increased $773.5 million, or 13.4%, from March 31, 2016. Average loans held for investment increased $169.8 million, or 10.9% (annualized), from the prior quarter and increased $673.9 million, or 11.8%, from the same quarter in the prior year.

•
Period-end deposits increased $234.7 million, or 14.7% (annualized), from December 31, 2016 and grew $668.2 million, or 11.2%, from March 31, 2016. Average deposits increased $97.3 million, or 6.2% (annualized), from the prior quarter and increased $507.9 million, or 8.6%, from the same quarter in the prior year.

NET INTEREST INCOME

Tax-equivalent net interest income was $69.1 million, a decrease of $2.4 million from the fourth quarter of 2016, driven by a lower daycount, lower yields on earning assets, and higher costs of interest-bearing liabilities. The first quarter tax-equivalent net interest margin decreased 12 basis points to 3.66% from 3.78% in the previous quarter. Core tax-equivalent net interest margin (which excludes the 8 basis point impact of acquisition accounting accretion in both the current and prior quarters) decreased by 12 basis points to 3.58% from 3.70% in the previous quarter. The decrease in the core tax-equivalent net interest margin was principally due to the 2 basis point decrease in interest-earning asset yields and by the 10 basis point increase in cost of funds. The increase in cost of funds was primarily driven by the full quarter impact of the subordinated debt issued in December of 2016.

The Company’s tax-equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the first quarter, net accretion related to acquisition accounting decreased $116,000, or 7.2%, from the prior quarter to $1.5 million for the quarter ended March 31, 2017. The fourth quarter of 2016, first quarter of 2017, and remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Borrowings Accretion (Amortization)	Total
For the quarter ended December 31, 2016	$1,538	$71	$1,609
For the quarter ended March 31, 2017	1,445	48	1,493
For the remaining nine months of 2017	4,100	122	4,222
For the years ending:
2018	4,835	(143)	4,692
2019	3,566	(286)	3,280
2020	2,707	(301)	2,406
2021	2,127	(316)	1,811
2022	1,732	(332)	1,400
Thereafter	6,589	(4,974)	1,615

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the first quarter of 2017, the Company experienced declines in past due loan levels as well as in net charge-off levels from the prior quarter and the first quarter of 2016. Nonaccrual loan levels increased in the current quarter, primarily related to two credit relationships. The loan loss provision and allowance for loan loss increased from the prior quarter due to loan growth and increased specific reserves related to increases in nonaccrual loans.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $57.8 million (net of fair value mark of $13.7 million).

Nonperforming Assets (“NPAs”)
At March 31, 2017, NPAs totaled $31.9 million, an increase of $4.6 million, or 16.8%, from March 31, 2016 and an increase of $11.9 million, or 59.3%, from December 31, 2016. In addition, NPAs as a percentage of total outstanding loans increased 2 basis points from 0.47% a year earlier and increased 17 basis points from 0.32% last quarter to 0.49% in the first quarter of 2017. The following table shows a summary of asset quality balances at the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Nonaccrual loans	$22,338	$9,973	$12,677	$10,861	$13,092
Foreclosed properties	6,951	7,430	7,927	10,076	10,941
Former bank premises	2,654	2,654	2,654	3,305	3,305
Total nonperforming assets	$31,943	$20,057	$23,258	$24,242	$27,338

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Beginning Balance	$9,973	$12,677	$10,861	$13,092	$11,936
Net customer payments	(1,068)	(1,451)	(1,645)	(2,859)	(1,204)
Additions	13,557	1,094	4,359	2,568	5,150
Charge-offs	(97)	(1,216)	(660)	(1,096)	(1,446)
Loans returning to accruing status	(27)	(1,039)	(23)	(396)	(932)
Transfers to OREO	—	(92)	(215)	(448)	(412)
Ending Balance	$22,338	$9,973	$12,677	$10,861	$13,092

The nonaccrual additions primarily relate to two unrelated commercial and industrial and commercial real estate-non-owner occupied credit relationships.

The following table shows the activity in other real estate owned ("OREO") for the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Beginning Balance	$10,084	$10,581	$13,381	$14,246	$15,299
Additions of foreclosed property	—	859	246	501	456
Valuation adjustments	(238)	(138)	(479)	(274)	(126)
Proceeds from sales	(277)	(1,282)	(2,844)	(1,086)	(1,390)
Gains (losses) from sales	36	64	277	(6)	7
Ending Balance	$9,605	$10,084	$10,581	$13,381	$14,246

Past Due Loans
Past due loans still accruing interest totaled $26.9 million, or 0.41% of total loans, at March 31, 2017 compared to $35.1 million, or 0.61%, a year ago and $27.9 million, or 0.44%, at December 31, 2016. At March 31, 2017, loans past due 90 days or more and accruing interest totaled $2.3 million, or 0.04% of total loans, compared to $5.7 million, or 0.10%, a year ago and $3.0 million, or 0.05%, at December 31, 2016.

Net Charge-offs
For the first quarter of 2017, net charge-offs were $788,000, or 0.05% of total average loans on an annualized basis, compared to $2.2 million, or 0.15%, for the same quarter last year and $824,000, or 0.05%, for the prior quarter.

Provision
The provision for loan losses for the current quarter was $2.0 million, a decline of $494,000 compared to the same quarter a year ago and an increase of $536,000 compared to the previous quarter. The increase in provision for loan losses in the current quarter compared to the fourth quarter of 2016 was primarily driven by higher loan balances and increases in specific reserves related to nonaccrual loans. Additionally, a $112,000 provision was recorded during the current quarter related to off-balance sheet credit exposures, resulting in a total of $2.1 million in provision for credit losses for the quarter.

Allowance for Loan Losses
The allowance for loan losses (“ALL”) increased $1.2 million from December 31, 2016 to $38.4 million at March 31, 2017 primarily due to loan growth and increases in specific reserves related to nonaccrual loans during the quarter. The ALL as a percentage of the total loan portfolio was 0.59% at March 31, 2017, 0.59% at December 31, 2016, and 0.60% at March 31, 2016. The ALL as a percentage of the total loan portfolio, adjusted for acquisition accounting (non-GAAP), was 0.84% at March 31, 2017, a decrease from 0.86% at December 31, 2016 and a decrease from 0.95% at March 31, 2016. In acquisition accounting, there is no carryover of previously established allowance for loan losses, as acquired loans are recorded at fair value.

The ratio of the ALL to nonaccrual loans was 172.0% at March 31, 2017, compared to 372.9% at December 31, 2016 and 262.8% at March 31, 2016. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income increased $789,000, or 4.4%, to $18.8 million for the quarter ended March 31, 2017 from $18.1 million in the prior quarter, primarily driven by higher bank owned life insurance income and gains on sales of securities.

Mortgage banking income decreased $604,000, or 23.0%, to $2.0 million in the first quarter of 2017 compared to $2.6 million in the fourth quarter of 2016, related to decreased mortgage loan originations. Mortgage loan originations declined by $45.1 million, or 31.0%, in the current quarter to $100.2 million from $145.3 million in the fourth quarter of 2016. The majority of the decrease was related to refinance loans, which dropped by $37.1 million from the prior quarter. Of the mortgage loan originations in the current quarter, 34.3% were refinances compared with 49.2% in the prior quarter.

Noninterest income increased $2.9 million, or 18.4%, to $18.8 million for the quarter ended March 31, 2017 from $15.9 million for the first quarter of 2016. For the first quarter of 2017, bank owned life insurance income increased $753,000; fiduciary and asset management fees were $656,000 higher due to the acquisition of Old Dominion Capital Management, Inc. ("ODCM") in the second quarter of 2016; loan-related swap fees increased $518,000; customer-related fee income increased $347,000 primarily related to increases in debit card interchange fees; and gains on sales of securities were $338,000 higher, in each case as compared to the first quarter of 2016.

NONINTEREST EXPENSE

Noninterest expense increased $1.1 million, or 2.0%, to $57.4 million for the quarter ended March 31, 2017 from $56.3 million in the prior quarter. Salaries and benefits expenses increased by $2.1 million primarily related to seasonal increases in payroll taxes and annual merit adjustments as well as increased group insurance and equity-based compensation. This increase was partially offset by declines in FDIC and other insurance expenses of $697,000 and marketing expenses of $206,000.

Noninterest expense increased $3.1 million, or 5.8%, to $57.4 million for the quarter ended March 31, 2017 from $54.3 million in the first quarter of 2016. Salaries and benefits expenses increased by $4.1 million primarily related to annual merit adjustments; increases in group insurance, incentive compensation, and equity-based compensation; and increases related to investments in the Company's growth with the ODCM acquisition and opening on the North Carolina LPO. This increase was partially offset by lower FDIC and other insurance expenses of $656,000 and declines in professional fees of $331,000 due to lower legal and consulting fees.

BALANCE SHEET

At March 31, 2017, total assets were $8.7 billion, an increase of $243.1 million from December 31, 2016 and an increase of $837.3 million from March 31, 2016. The increase in assets was mostly related to loan growth.

At March 31, 2017, loans held for investment were $6.6 billion, an increase of $247.0 million, or 15.7% (annualized), from December 31, 2016, while average loans increased $169.8 million, or 10.9% (annualized), from the prior quarter. Loans held for investment increased $773.5 million, or 13.4%, from March 31, 2016, while quarterly average loans increased $673.9 million, or 11.8%, from the prior year.

At March 31, 2017, total deposits were $6.6 billion, an increase of $234.7 million, or 14.7% (annualized), from December 31, 2016, while average deposits increased $97.3 million, or 6.2% (annualized), from the prior quarter. Total deposits grew $668.2 million, or 11.2%, from March 31, 2016, while quarterly average deposits increased $507.9 million, or 8.6%, from the prior year.

At March 31, 2017, December 31, 2016, and March 31, 2016, respectively, the Company had a common equity Tier 1 capital ratio of 9.55%, 9.72%, and 10.25%; a Tier 1 capital ratio of 10.77%, 10.97%, and 11.63%; a total capital ratio of 13.29%, 13.56%, and 12.16%; and a leverage ratio of 9.79%, 9.87%, and 10.25%.

The Company’s common equity to total assets ratios at March 31, 2017, December 31, 2016, and March 31, 2016 were 11.71%, 11.88%, and 12.52%, respectively, while its tangible common equity to tangible assets ratio was 8.36%, 8.41%, and 8.86%, respectively.

During the first quarter of 2017, the Company declared and paid cash dividends of $0.20 per common share, consistent with the prior quarter and an increase of $0.01, or 5.3%, compared the same quarter in the prior year.

* * * * * * *

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 113 banking offices and approximately 184 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

Union Bankshares Corporation will hold a conference call on Wednesday, April 19th, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908; international callers wishing to participate may do so by dialing (973) 453-3058. The conference ID number is 3879232.

NON-GAAP MEASURES
In reporting the results of the quarter ended March 31, 2017, the Company has provided supplemental performance measures on a tangible or tax-equivalent basis. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•	changes in interest rates,

•	general economic and financial market conditions,

•	the Company’s ability to manage its growth or implement its growth strategy,

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets,

•	levels of unemployment in the Bank’s lending area,

•	real estate values in the Bank’s lending area,

•	an insufficient allowance for loan losses,

•	the quality or composition of the loan or investment portfolios,

•	concentrations of loans secured by real estate, particularly commercial real estate,

•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk,

•	demand for loan products and financial services in the Company’s market area,

•	the Company’s ability to compete in the market for financial services,

•	technological risks and developments, and cyber attacks or events,

•	performance by the Company’s counterparties or vendors,

•	deposit flows,

•	the availability of financing and the terms thereof,

•	the level of prepayments on loans and mortgage-backed securities,

•	legislative or regulatory changes and requirements,

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and

•	accounting principles and guidelines.

More information on risk factors that could affect the Company’s forward-looking statements is available on the Company’s website, http://investors.bankatunion.com or the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the SEC. The information on the Company’s website is not a part of this press release. All risk factors and uncertainties described in those documents should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	Three Months Ended
	3/31/17	12/31/16	3/31/16
Results of Operations	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$76,640	$76,957	$70,749
Interest expense	10,073	8,342	7,018
Net interest income	66,567	68,615	63,731
Provision for credit losses	2,122	1,723	2,604
Net interest income after provision for credit losses	64,445	66,892	61,127
Noninterest income	18,839	18,050	15,914
Noninterest expenses	57,395	56,267	54,272
Income before income taxes	25,889	28,675	22,769
Income tax expense	6,765	7,899	5,808
Net income	$19,124	$20,776	$16,961

Interest earned on earning assets (FTE) (1)	$79,180	$79,833	$73,238
Net interest income (FTE) (1)	69,107	71,491	66,220
Core deposit intangible amortization	1,516	1,621	1,880

Net income - community bank segment	$19,120	$20,394	$16,907
Net income (loss) - mortgage segment	4	382	54

Key Ratios
Earnings per common share, diluted	$0.44	$0.48	$0.38
Return on average assets (ROA)	0.92%	0.99%	0.88%
Return on average equity (ROE)	7.68%	8.22%	6.89%
Return on average tangible common equity (ROTCE) (2)	11.20%	12.05%	10.13%
Efficiency ratio	67.20%	64.92%	68.14%
Efficiency ratio (FTE) (1)	65.26%	62.84%	66.08%
Net interest margin	3.52%	3.63%	3.68%
Net interest margin (FTE) (1)	3.66%	3.78%	3.82%
Yields on earning assets (FTE) (1)	4.19%	4.23%	4.23%
Cost of interest-bearing liabilities (FTE) (1)	0.68%	0.57%	0.52%
Cost of funds (FTE) (1)	0.53%	0.45%	0.41%
Net interest margin, core (FTE) (3)	3.58%	3.70%	3.76%

Per Share Data
Earnings per common share, basic	$0.44	$0.48	$0.38
Earnings per common share, diluted	0.44	0.48	0.38
Cash dividends paid per common share	0.20	0.20	0.19
Market value per share	35.18	35.74	24.63
Book value per common share	23.44	23.15	22.55
Tangible book value per common share (2)	16.12	15.78	15.31
Price to earnings ratio, diluted	19.71	18.72	16.12
Price to book value per common share ratio	1.50	1.54	1.09
Price to tangible common share ratio	2.18	2.26	1.61
Weighted average common shares outstanding, basic	43,654,498	43,577,634	44,251,276
Weighted average common shares outstanding, diluted	43,725,923	43,659,416	44,327,229
Common shares outstanding at end of period	43,679,947	43,609,317	43,854,381

	As of & For Three Months Ended
	3/31/17	12/31/16	3/31/16
Capital Ratios	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (4)	9.55%	9.72%	10.25%
Tier 1 capital ratio (4)	10.77%	10.97%	11.63%
Total capital ratio (4)	13.29%	13.56%	12.16%
Leverage ratio (Tier 1 capital to average assets) (4)	9.79%	9.87%	10.25%
Common equity to total assets	11.71%	11.88%	12.52%
Tangible common equity to tangible assets (2)	8.36%	8.41%	8.86%

Financial Condition
Assets	$8,669,920	$8,426,793	$7,832,611
Loans held for investment	6,554,046	6,307,060	5,780,502
Earning Assets	7,859,563	7,611,098	7,045,552
Goodwill	298,191	298,191	293,522
Amortizable intangibles, net	18,965	20,602	21,430
Deposits	6,614,195	6,379,489	5,945,982
Stockholders' equity	1,015,631	1,001,032	980,978
Tangible common equity (2)	698,475	682,239	666,026

Loans held for investment, net of deferred fees and costs
Construction and land development	$770,287	$751,131	$776,698
Commercial real estate - owner occupied	870,559	857,805	849,202
Commercial real estate - non-owner occupied	1,631,767	1,564,295	1,296,251
Multifamily real estate	353,769	334,276	323,270
Commercial & Industrial	576,567	551,526	453,208
Residential 1-4 Family	1,057,439	1,029,547	978,478
Auto	271,466	262,071	241,737
HELOC	527,863	526,884	517,122
Consumer and all other	494,329	429,525	344,536
Total loans held for investment	$6,554,046	$6,307,060	$5,780,502

Deposits
NOW accounts	$1,792,531	$1,765,956	$1,504,227
Money market accounts	1,499,585	1,435,591	1,323,192
Savings accounts	602,851	591,742	589,542
Time deposits of $100,000 and over	555,431	530,275	508,153
Other time deposits	672,998	662,300	657,625
Total interest-bearing deposits	$5,123,396	$4,985,864	$4,582,739
Demand deposits	1,490,799	1,393,625	1,363,243
Total deposits	$6,614,195	$6,379,489	$5,945,982

Averages
Assets	$8,465,517	$8,312,750	$7,764,830
Loans held for investment	6,383,905	6,214,084	5,709,998
Loans held for sale	27,359	43,594	27,304
Securities	1,207,768	1,202,125	1,187,150
Earning assets	7,660,937	7,514,979	6,968,988
Deposits	6,407,281	6,310,025	5,899,404
Certificates of deposit	1,211,064	1,192,253	1,171,972
Interest-bearing deposits	5,013,315	4,885,428	4,562,856
Borrowings	986,645	927,218	816,943
Interest-bearing liabilities	5,999,960	5,812,646	5,379,799
Stockholders' equity	1,010,318	1,005,769	989,414
Tangible common equity (2)	692,384	686,143	673,562

	As of & For Three Months Ended
	3/31/17	12/31/16	3/31/16
Asset Quality	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance	$37,192	$36,542	$34,047
Add: Recoveries	845	1,003	828
Less: Charge-offs	1,633	1,827	2,980
Add: Provision for loan losses	2,010	1,474	2,504
Ending balance	$38,414	$37,192	$34,399

ALL / total outstanding loans	0.59%	0.59%	0.60%
ALL / total outstanding loans, adjusted for acquisition accounting (5)	0.84%	0.86%	0.95%
Net charge-offs / total average loans	0.05%	0.05%	0.15%
Provision / total average loans	0.13%	0.09%	0.18%

Total PCI Loans	$57,770	$59,292	$70,105

Nonperforming Assets
Construction and land development	$6,545	$2,037	$2,156
Commercial real estate - owner occupied	1,298	794	2,816
Commercial real estate - non-owner occupied	2,798	—	—
Commercial & Industrial	3,245	124	810
Residential 1-4 Family	5,856	5,279	5,696
Auto	393	169	162
HELOC	1,902	1,279	973
Consumer and all other	301	291	479
Nonaccrual loans	$22,338	$9,973	$13,092
Other real estate owned	9,605	10,084	14,246
Total nonperforming assets (NPAs)	$31,943	$20,057	$27,338
Construction and land development	$16	$76	$544
Commercial real estate - owner occupied	93	35	196
Commercial real estate - non-owner occupied	711	—	723
Commercial & Industrial	—	9	422
Residential 1-4 Family	686	2,048	2,247
Auto	11	111	53
HELOC	680	635	1,315
Consumer and all other	126	91	223
Loans ≥ 90 days and still accruing	$2,323	$3,005	$5,723
Total NPAs and loans ≥ 90 days	$34,266	$23,062	$33,061
NPAs / total outstanding loans	0.49%	0.32%	0.47%
NPAs / total assets	0.37%	0.24%	0.35%
ALL / nonaccrual loans	171.97%	372.93%	262.75%
ALL / nonperforming assets	120.26%	185.43%	125.83%

Troubled Debt Restructurings
Performing	$14,325	$13,967	$11,486
Nonperforming	4,399	1,435	1,470
Total troubled debt restructurings	$18,724	$15,402	$12,956

	As of & For Three Months Ended
	3/31/17	12/31/16	3/31/16
Past Due Detail	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$630	$1,162	$2,676
Commercial real estate - owner occupied	878	1,842	1,787
Commercial real estate - non-owner occupied	1,487	2,369	24
Multifamily real estate	—	147	155
Commercial & Industrial	453	759	985
Residential 1-4 Family	11,615	7,038	13,711
Auto	1,534	2,570	1,519
HELOC	1,490	1,836	1,870
Consumer and all other	1,766	2,522	736
Loans 30-59 days past due	$19,853	$20,245	$23,463

Construction and land development	$376	$232	$724
Commercial real estate - owner occupied	—	109	963
Commercial real estate - non-owner occupied	—	—	276
Commercial & Industrial	126	858	284
Residential 1-4 Family	2,104	534	1,111
Auto	250	317	126
HELOC	365	1,140	388
Consumer and all other	1,460	1,431	1,996
Loans 60-89 days past due	$4,681	$4,621	$5,868

Alternative Performance Measures (non-GAAP)
Tangible Assets
Ending assets	$8,669,920	$8,426,793	$7,832,611
Less: Ending goodwill	298,191	298,191	293,522
Less: Ending amortizable intangibles	18,965	20,602	21,430
Ending tangible assets (non-GAAP)	$8,352,764	$8,108,000	$7,517,659

Tangible Common Equity (2)
Ending equity	$1,015,631	$1,001,032	$980,978
Less: Ending goodwill	298,191	298,191	293,522
Less: Ending amortizable intangibles	18,965	20,602	21,430
Ending tangible common equity (non-GAAP)	$698,475	$682,239	$666,026

Average equity	$1,010,318	$1,005,769	$989,414
Less: Average goodwill	298,191	298,191	293,522
Less: Average amortizable intangibles	19,743	21,435	22,330
Average tangible common equity (non-GAAP)	$692,384	$686,143	$673,562

ALL to loans, adjusted for acquisition accounting (non-GAAP)(5)
Allowance for loan losses	$38,414	$37,192	$34,399
Remaining fair value mark on purchased performing loans	16,121	16,939	19,994
Adjusted allowance for loan losses	$54,535	$54,131	$54,393

Loans, net of deferred fees	$6,554,046	$6,307,060	$5,780,502
Remaining fair value mark on purchased performing loans	16,121	16,939	19,994
Less: Purchased credit impaired loans, net of fair value mark	57,770	59,292	70,105
Adjusted loans, net of deferred fees	$6,512,397	$6,264,707	$5,730,391

ALL / gross loans, adjusted for acquisition accounting	0.84%	0.86%	0.95%

	As of & For Three Months Ended
	3/31/17	12/31/16	3/31/16
Alternative Performance Measures (non-GAAP) cont'd	(unaudited)	(unaudited)	(unaudited)
Net interest income (FTE) & Core Net Interest Income (FTE)
Net interest income (GAAP)	$66,567	$68,615	$63,731
FTE adjustment	2,540	2,876	2,489
Net interest income FTE (non-GAAP) (1)	$69,107	$71,491	$66,220
Less: Net accretion of acquisition fair value marks	(1,493)	(1,609)	(1,146)
Core net interest income FTE (non-GAAP) (3)	$67,614	$69,882	$65,074
Average earning assets	7,660,937	7,514,979	6,968,988
Net interest margin	3.52%	3.63%	3.68%
Net interest margin (FTE)	3.66%	3.78%	3.82%
Core net interest margin (FTE)	3.58%	3.70%	3.76%

Mortgage Origination Volume
Refinance Volume	$34,331	$71,454	$37,304
Construction Volume	22,669	10,621	14,894
Purchase Volume	43,216	63,249	46,013
Total Mortgage loan originations	$100,216	$145,324	$98,211
% of originations that are refinances	34.3%	49.2%	38.0%

Other Data
End of period full-time employees	1,412	1,416	1,400
Number of full-service branches	113	114	124
Number of full automatic transaction machines (ATMs)	184	185	201

(1) Net interest income (FTE), which is used in computing net interest margin (FTE) and efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2) Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3) Core net interest income (FTE), which is used in computing core net interest margin (FTE), provides valuable additional insight into the net interest margin by adjusting for differences in tax treatment of interest income sources as well as the net accretion of acquisition-related fair value marks.

(4) All ratios at March 31, 2017 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

(5) The allowance for loan losses ratio, adjusted for acquisition accounting (non-GAAP), includes an adjustment for the fair value mark on purchased performing loans. The purchased performing loans are reported net of the related fair value mark in loans, net of deferred fees, on the Company’s Consolidated Balance Sheet; therefore, the fair value mark is added back to the balance to represent the total loan portfolio. The adjusted allowance for loan losses, including the fair value mark, represents the total reserve on the Company’s loan portfolio. The PCI loans, net of the respective fair value mark, are removed from the loans, net of deferred fees, as these PCI loans are not covered by the allowance established by the Company unless changes in expected cash flows indicate that one of the PCI loan pools are impaired, at which time an allowance for PCI loans will be established. GAAP requires the acquired allowance for loan losses not be carried over in an acquisition or merger. The Company believes the presentation of the allowance for loan losses ratio, adjusted for acquisition accounting, is useful to investors because the acquired loans were purchased at a market discount with no allowance for loan losses carried over to the Company, and the fair value mark on the purchased performing loans represents the allowance associated with those purchased loans. The Company believes that this measure is a better reflection of the reserves on the Company’s loan portfolio.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
	March 31,	December 31,	March 31,
	2017	2016	2016
ASSETS	(unaudited)		(unaudited)
Cash and cash equivalents:
Cash and due from banks	$120,216	$120,758	$95,462
Interest-bearing deposits in other banks	62,656	58,030	37,227
Federal funds sold	947	449	650
Total cash and cash equivalents	183,819	179,237	133,339
Securities available for sale, at fair value	953,058	946,764	939,409
Securities held to maturity, at carrying value	203,478	201,526	204,444
Restricted stock, at cost	65,402	60,782	58,211
Loans held for sale, at fair value	19,976	36,487	25,109
Loans held for investment, net of deferred fees and costs	6,554,046	6,307,060	5,780,502
Less allowance for loan losses	38,414	37,192	34,399
Net loans held for investment	6,515,632	6,269,868	5,746,103
Premises and equipment, net	122,512	122,027	125,357
Other real estate owned, net of valuation allowance	9,605	10,084	14,246
Goodwill	298,191	298,191	293,522
Amortizable intangibles, net	18,965	20,602	21,430
Bank owned life insurance	178,774	179,318	175,033
Other assets	100,508	101,907	96,408
Total assets	$8,669,920	$8,426,793	$7,832,611
LIABILITIES
Noninterest-bearing demand deposits	$1,490,799	$1,393,625	$1,363,243
Interest-bearing deposits	5,123,396	4,985,864	4,582,739
Total deposits	6,614,195	6,379,489	5,945,982
Securities sold under agreements to repurchase	44,587	59,281	91,977
Other short-term borrowings	522,500	517,500	466,000
Long-term borrowings	413,779	413,308	291,662
Other liabilities	59,228	56,183	56,012
Total liabilities	7,654,289	7,425,761	6,851,633
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 43,679,947 shares, 43,609,317 shares, and 43,854,381 shares, respectively.	57,629	57,506	57,850
Additional paid-in capital	606,078	605,397	610,084
Retained earnings	352,335	341,938	306,685
Accumulated other comprehensive income	(411)	(3,809)	6,359
Total stockholders' equity	1,015,631	1,001,032	980,978
Total liabilities and stockholders' equity	$8,669,920	$8,426,793	$7,832,611

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Interest and dividend income:	(unaudited)	(unaudited)	(unaudited)
Interest and fees on loans	$68,084	$68,683	$62,947
Interest on deposits in other banks	71	67	47
Interest and dividends on securities:
Taxable	4,923	4,761	4,316
Nontaxable	3,562	3,446	3,439
Total interest and dividend income	76,640	76,957	70,749
Interest expense:
Interest on deposits	5,077	4,786	4,195
Interest on short-term borrowings	950	797	623
Interest on long-term borrowings	4,046	2,759	2,200
Total interest expense	10,073	8,342	7,018
Net interest income	66,567	68,615	63,731
Provision for credit losses	2,122	1,723	2,604
Net interest income after provision for credit losses	64,445	66,892	61,127
Noninterest income:
Service charges on deposit accounts	4,829	5,042	4,734
Other service charges and fees	4,408	4,204	4,156
Fiduciary and asset management fees	2,794	2,884	2,138
Mortgage banking income, net	2,025	2,629	2,146
Gains on securities transactions, net	481	60	143
Bank owned life insurance income	2,125	1,391	1,372
Loan-related interest rate swap fees	1,180	1,198	662
Other operating income	997	642	563
Total noninterest income	18,839	18,050	15,914
Noninterest expenses:
Salaries and benefits	32,168	30,042	28,048
Occupancy expenses	4,903	4,901	4,976
Furniture and equipment expenses	2,603	2,608	2,636
Printing, postage, and supplies	1,150	1,126	1,139
Communications expense	910	887	1,089
Technology and data processing	3,900	4,028	3,814
Professional services	1,658	1,653	1,989
Marketing and advertising expense	1,740	1,946	1,938
FDIC assessment premiums and other insurance	706	1,403	1,362
Other taxes	2,022	1,592	1,618
Loan-related expenses	1,329	1,152	878
OREO and credit-related expenses	541	637	569
Amortization of intangible assets	1,637	1,742	1,880
Training and other personnel costs	969	923	744
Other expenses	1,159	1,627	1,592
Total noninterest expenses	57,395	56,267	54,272
Income before income taxes	25,889	28,675	22,769
Income tax expense	6,765	7,899	5,808
Net income	$19,124	$20,776	$16,961
Basic earnings per common share	$0.44	$0.48	$0.38
Diluted earnings per common share	$0.44	$0.48	$0.38

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Dollars in thousands)
	Community Bank	Mortgage	Eliminations	Consolidated
Three Months Ended March 31, 2017 (unaudited)
Net interest income	$66,234	$333	$—	$66,567
Provision for credit losses	2,104	18	—	2,122
Net interest income after provision for credit losses	64,130	315	—	64,445
Noninterest income	16,757	2,223	(141)	18,839
Noninterest expenses	55,014	2,522	(141)	57,395
Income before income taxes	25,873	16	—	25,889
Income tax expense	6,753	12	—	6,765
Net income	$19,120	$4	$—	$19,124
Total assets	$8,660,987	$76,818	$(67,885)	$8,669,920

Three Months Ended December 31, 2016 (unaudited)
Net interest income	$68,205	$410	$—	$68,615
Provision for credit losses	1,668	55	—	1,723
Net interest income after provision for credit losses	66,537	355	—	66,892
Noninterest income	15,368	2,823	(141)	18,050
Noninterest expenses	53,810	2,598	(141)	56,267
Income before income taxes	28,095	580	—	28,675
Income tax expense	7,701	198	—	7,899
Net income	$20,394	$382	$—	$20,776
Total assets	$8,419,625	$93,581	$(86,413)	$8,426,793

Three Months Ended March 31, 2016 (unaudited)
Net interest income	$63,425	$306	$—	$63,731
Provision for credit losses	2,500	104	—	2,604
Net interest income after provision for credit losses	60,925	202	—	61,127
Noninterest income	13,608	2,477	(171)	15,914
Noninterest expenses	51,844	2,599	(171)	54,272
Income (loss) before income taxes	22,689	80	—	22,769
Income tax expense (benefit)	5,782	26	—	5,808
Net income (loss)	$16,907	$54	$—	$16,961
Total assets	$7,825,652	$55,069	$(48,110)	$7,832,611

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	March 31, 2017			December 31, 2016
	Average Balance	Interest Income / Expense	Yield / Rate (1)	Average Balance	Interest Income / Expense	Yield / Rate (1)
Assets:	(unaudited)			(unaudited)
Securities:
Taxable	$746,359	$4,923	2.68%	$749,059	$4,761	2.53%
Tax-exempt	461,409	5,480	4.82%	453,066	5,302	4.66%
Total securities	1,207,768	10,403	3.49%	1,202,125	10,063	3.33%
Loans, net (2) (3)	6,383,905	68,503	4.35%	6,214,084	69,358	4.44%
Other earning assets	69,264	274	1.60%	98,770	412	1.66%
Total earning assets	7,660,937	$79,180	4.19%	7,514,979	$79,833	4.23%
Allowance for loan losses	(37,898)			(37,808)
Total non-earning assets	842,478			835,579
Total assets	$8,465,517			$8,312,750

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$3,205,692	$1,969	0.25%	$3,099,424	$1,804	0.23%
Regular savings	596,559	191	0.13%	593,751	201	0.13%
Time deposits	1,211,064	2,917	0.98%	1,192,253	2,781	0.93%
Total interest-bearing deposits	5,013,315	5,077	0.41%	4,885,428	4,786	0.39%
Other borrowings (4)	986,645	4,996	2.05%	927,218	3,556	1.53%
Total interest-bearing liabilities	5,999,960	10,073	0.68%	5,812,646	8,342	0.57%

Noninterest-bearing liabilities:
Demand deposits	1,393,966			1,424,597
Other liabilities	61,273			69,738
Total liabilities	7,455,199			7,306,981
Stockholders' equity	1,010,318			1,005,769
Total liabilities and stockholders' equity	$8,465,517			$8,312,750

Net interest income		$69,107			$71,491

Interest rate spread (5)			3.51%			3.66%
Cost of funds			0.53%			0.45%
Net interest margin (6)			3.66%			3.78%

(1) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.
(2) Nonaccrual loans are included in average loans outstanding.
(3) Interest income on loans includes $1.4 million and $1.5 million for the three months ended March 31, 2017 and December 31, 2016, respectively, in accretion of the fair market value adjustments related to acquisitions.

(4) Interest expense on borrowings includes $48,000 and $71,000 for the three months ended March 31, 2017 and December 31, 2016, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%.
(6) Core net interest margin excludes purchase accounting adjustments and was 3.58% and 3.70% for the three months ended March 31, 2017 and December 31, 2016, respectively.